                                                                  EXHIBIT 99.14a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14 (the  "Registration  Statement")  of our reports  dated May 12,  2005,
January 14, 2005, and December 9, 2005, relating to the financial statements and financial  highlights of American Century Capital Portfolios,  Inc. for the year ended March 31, 2005, American Century Strategic Asset Allocations, Inc. for the
year ended  November 30, 2004 and American  Century  Mutual Funds,  Inc. for the
year ended October 31, 2005,  respectively,  which are incorporated by reference in the Registration  Statement. We also consent to the reference to us under the caption "Service Providers-Independent Registered Public Accounting Firm" in the
Statement  of  Additional  Information,   which  is  part  of  the  Registration
Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
December 21, 2005